EXHIBIT 99.1
Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Relations Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

INSMED PROVIDES UPDATE ON SUPPLY OF IPLEXTM

Company to Provide Remaining Supply of IPLEXTM to Ensure Continued Access

RICHMOND, VA., July 27, 2009 – Insmed Inc. (NASDAQ:  INSM), a biopharmaceutical company, today announced that, effective immediately, the Company will cease the supply of IPLEXTM to any new patients.  In addition, the Company will not initiate further clinical trials with IPLEX at this time.  The Company has determined that its limited inventory on hand must be conserved for the treatment of existing patients.

Following the previously announced sale of Insmed’s Boulder, Colorado manufacturing facility to Merck & Co., Inc. in March 2009, Insmed no longer has the capability to manufacture IPLEX, an extremely complicated drug to produce.  Moreover, any agreement with a third party to undertake the manufacture of IPLEX, if it was economically feasible and could be arranged, would not result in production of additional quantities of IPLEX for at least 12 to 18 months.

There are approximately 70 patients who currently receive IPLEX, 12 in the U.S. and the remainder around the rest of the world.  Most of the patients receive IPLEX pursuant to a court-ordered Extended Access Program (EAP) for Amyotrophic Lateral Sclerosis (ALS) in Italy.  The 12 U.S. patients are being treated for ALS under single patient Investigational New Drug applications approved by the U.S. Food and Drug Administration.  The Company believes that it has sufficient IPLEX inventory to supply these patients for no more than 24 months.

The Company intends to analyze the on-going data collected for various indications, including myotonic muscular dystrophy and ALS, and assess the overall IPLEX development program, including possible IPLEX manufacturing options with third parties and possible future clinical trials.  Initiation of the Phase II clinical trial for ALS patients in the U.S. that had been discussed with FDA earlier this year has been postponed while the Company performs this assessment.

Dr. Melvin Sharoky, Insmed’s Chairman, said, “We believe that it is in the best interests of patients who are currently receiving IPLEX to ensure that our current limited inventory is conserved in order to maintain their drug supply as long as possible, while allowing the Company time to consider its development options.”

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to the existing supply of IPLEX and possible production of additional quantities of IPLEX by third party manufacturers, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, the available supply of IPLEX may be used more quickly than expected; we may decide not to pursue a third party manufacturing arrangement for IPLEX; if we decide to pursue such a manufacturing arrangement, we may not be able to find a third party manufacturer willing to produce IPLEX or be able to negotiate acceptable terms; it may take any third party manufacturer more time than expected to successfully begin producing new supplies of IPLEX and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.